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EXHIBIT 99.2

SEACOAST FINANCIAL SERVICES CORPORATION
One Compass Place
New Bedford, Massachusetts 02740

FORM OF REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders
To Be Held On                         , 2004 at                        , local time

        The undersigned stockholder of Seacoast Financial Services Corporation (the "Company") hereby consents and appoints Kevin G. Champagne and Arthur W. Short, and each or any of them, as proxies, with power to act without the other and with full power of substitution and hereby authorizes them to vote all shares of stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on                         , 2004 at                        , local time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters which may properly come before the Special Meeting.

        1.     To approve and adopt the Agreement and Plan of Merger dated as of January 26, 2004, as amended by the Amendment to Agreement and Plan of Merger made April 12, 2004, between Sovereign Bancorp, Inc. and Seacoast Financial Services Corporation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

        2.     To adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger, as amended.

FOR ☐	AGAINST ☐	ABSTAIN ☐

        In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting and any and all adjournments thereof.

        The board of directors of the Company unanimously recommends a vote "FOR" approval of the Agreement and Plan of Merger, as amended, and the merger and "FOR" the proposal to adjourn the Special Meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement and Plan of Merger, as amended, and the merger. Such votes are hereby solicited by the board of directors.

        The undersigned hereby acknowledges receipt of a copy of the accompanying Notice and Proxy Statement for the Special Meeting and hereby revokes any proxy or proxies, if any, heretofore given by him to others for the Special Meeting.

        If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. In the absence of any specification, the shares represented by this proxy will be voted "FOR" proposals 1 and 2.

        Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person.

Please be sure to sign and date this Proxy in the box below.	Date:

Stockholder sign above	Co-holder (if any) sign above

Dear Stockholder:

        Please take note of the important Company information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card above to indicate how your shares shall be voted. Then sign the card, detach it (except if filled out below) and return your proxy in the enclosed postage-paid envelope. Your vote must be received prior to the Special Meeting, to be held on                         , 2004.

        Thank you in advance for your prompt consideration of these matters.

        Sincerely,

        Seacoast Financial Services Corporation

Mark box at right if comments or address change have been noted below. ☐

PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.	DO YOU HAVE ANY COMMENTS?

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SEACOAST FINANCIAL SERVICES CORPORATION One Compass Place New Bedford, Massachusetts 02740 FORM OF REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Special Meeting of Stockholders To Be Held On , 2004 at , local time
PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.